Exhibit 10.4

(1 of 2)

PRESIDENT — ROBERTO C. BARG VICE PRESIDENTS ALLEN E. EVANS, JR. RANDOLPH K. GREEN JOHN G. HATTNER C.H. (SCOTT) REES III DANNY S. SIMMONS DAN PAUL SMITH THOMAS M. SOUERS

February 1, 2011

Ing. Carlos A. Morales Gil

Director General

Pemex Exploración y Producción

Avenida Marina Nacional 329

Torre Ejecutiva, Plso 41

México D.F. 11311

México

Dear Ing. Morales:

In accordance with your request, we have audited the estimates prepared January 18, 2011, by Pemex Exploración y Producción (PEP), as of January 1, 2011, of the gross (100 percent) proved reserves in 28 Northeastern Marine Region fields in the Bay of Campeche, offshore west of the Yucatan Peninsula of Mexico. It is our understanding that the proved reserves estimates shown herein constitute approximately 46 percent of all proved reserves owned by PEP. We have examined the estimates with respect to reserves quantities, reserves categorization, and future producing rates, using the definitions set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Rule 4-10(a). The estimates of reserves have been prepared in accordance with the definitions and guidelines of the SEC and conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. We completed our audit on or about the date of this letter. This report has been prepared for Petróleos Mexicanos’ use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

The following table sets forth PEP’s estimates of the gross (100 percent) reserves, as of January 1, 2011, for the audited properties:

	Gross (100 Percent) Reserves
Category	Crude Oil (MMBBL)	Condensate (MMBBL)	Plant Liquids (MMBBL)	Dry Gas(1) (MMBOE)	BOE (MMBBL)
Proved Developed Producing	3,305.6	34.4	60.7	123.7	3,520.9
Proved Developed Non-Producing	975.9	29.6	85.4	172.0	1,259.9
Proved Undeveloped	1,400.7	21.4	26.1	55.8	1,502.6

Total Proved	5,682.2	85.3	172.2	351.4	6,283.4

Totals may not add because of rounding.

(1)	Dry gas reserves are the dry, sweetened gas available for sale by Pemex Gas y Petroquímica Básica at the tailgate of the processing plants.

Crude oil, condensate, plant liquids, and barrels of oil equivalent (BOE) volumes are expressed in millions of barrels (MMBBL); a barrel is equivalent to 42 United States gallons. Dry gas volumes are expressed in millions of barrels of oil equivalent (MMBOE), determined using dry gas conversion factors provided by PEP.

When compared on a field-by-field basis, some of the estimates of PEP are greater and some are less than the estimates of Netherland, Sewell International, S. de R.L. de C.V. (NSI). However, in our opinion the estimates of PEP’s gross proved reserves shown herein are, in the aggregate, reasonable and have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). Additionally, these estimates are within the

1601 ELM STREET, SUITE 4500 • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX: 214-969-5411

recommended 10 percent tolerance threshold set forth in the SPE Standards. We are satisfied with the methods and procedures used by PEP in preparing the January 1, 2011, estimates of reserves, and we saw nothing of an unusual nature that would cause us to take exception with the estimates, in the aggregate, as prepared by PEP.

The estimates shown herein are for proved reserves. PEP’s estimates do not include probable or possible reserves that may exist for these properties. Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves included herein have not been adjusted for risk.

Oil and gas prices were used only to confirm economic producibility and determine economic limits for the properties. It is our understanding that prices used by PEP are based on the 12-month unweighted arithmetic average of first-day-of-the-month prices for each month in the period January through December 2010. All prices are held constant throughout the lives of the properties.

Operating costs and capital costs were used only to confirm economic producibility and determine economic limits for the properties. Operating costs used by PEP are based on historical operating expense records. These costs include district and regional overhead expenses along with costs incurred at the field level. No headquarters general and administrative overhead expenses of PEP or Petróleos Mexicanos are included. Operating costs are held constant throughout the lives of the properties. PEP’s estimates of capital costs are included as required for workovers, new development wells, and facilities, such as production equipment, pipelines, platforms, and nitrogen rejection plants. The future capital costs are held constant to the date of expenditure.

The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible. Estimates of reserves may increase or decrease as a result of market conditions, future operations, changes in regulations, or actual reservoir performance. In addition to the primary economic assumptions discussed herein, estimates of PEP and NSI are based on certain assumptions including, but not limited to, that the properties will be developed consistent with current development plans, that the properties will be operated in a prudent manner, that no governmental regulations or controls will be put in place that would impact the ability of PEP to recover the reserves, and that projections of future production will prove consistent with actual performance. If the reserves are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts used to confirm economic producibility and determine economic limits for the properties. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing these estimates.

This audit was based on an independent reserves study of PEP’s oil and gas properties for 28 fields located in the Northeastern Marine Region. Our audit consisted primarily of a detailed review of all properties making up the total proved reserves in the Northeastern Marine Region. In the conduct of our audit, we have not independently verified the accuracy and completeness of information and data furnished by PEP with respect to ownership interests, oil and gas production, well test data, historical costs of operation and development, product prices, or any agreements relating to current and future operations of the properties and sales of production. However, if in the course of our examination something came to our attention that brought into question the validity or sufficiency of any such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or had independently verified such information or data. Our audit did not include a review of PEP’s overall reserves management processes and practices.

We used standard engineering and geoscience methods, or a combination of methods, including performance analysis, volumetric analysis, analogy, and reservoir modeling, that we considered to be appropriate and necessary to establish the conclusions set forth herein. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

Supporting data documenting this audit, along with data provided by PEP, are on file in our office. The technical persons responsible for conducting this audit meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties nor are we employed on a contingent basis.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

	By:	/s/ Robert C. Barg
Robert C. Barg, P.E.
President

By:	By:
Randolph K. Green, P.E. 72951		John G. Hattner, P.G. 559
Vice President		Vice President

Date Signed: February 1, 2011	Date Signed: February 1, 2011

RKG:VLG

Exhibit 10.4

(2 of 2)

PRESIDENT — ROBERTO C. BARG VICE PRESIDENTS ALLEN E. EVANS, JR. RANDOLPH K. GREEN JOHN G. HATTNER C. H. (SCOTT) REES III DANNY S. SIMMONS DAN PAUL SMITH THOMAS M. SOUERS

February 1, 2011

Ing. Carlos A. Morales Gil

Director General

Pemex Exploración y Producción

Avenida Marina Nacional 329

Torre Ejecutiva, Piso 41

México D.F. 11311

México

Dear Ing. Morales:

In accordance with your request, we have audited the estimates prepared January 18, 2011, by Pemex Exploración y Producción (PEP), as of January 1, 2011, of the gross (100 percent) proved reserves in 120 fields located in the Southern Region of Mexico. It is our understanding that the proved reserves estimates shown herein constitute approximately 29 percent of all proved reserves owned by PEP. We have examined the estimates with respect to reserves quantities, reserves categorization, and future producing rates, using the definitions set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Rule 4-10(a). The estimates of reserves have been prepared in accordance with the definitions and guidelines of the SEC and conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. We completed our audit on or about the date of this letter. This report has been prepared for Petróleos Mexicanos’ use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

The following table sets forth PEP’s estimates of the gross (100 percent) reserves, as of January 1, 2011, for the audited properties:

	Gross (100 Percent) Reserves
Category	Crude Oil (MMBBL)	Condensate (MMBBL)	Plant Liquids (MMBBL)	Dry Gas(1) (MMBOE)	BOE (MMBBL)
Proved Developed Producing	1,203.0	35.5	261.1	422.2	1,921.8
Proved Developed Non-Producing	609.5	13.9	99.6	162.9	885.9
Proved Undeveloped	752.1	30.0	160.4	250.3	1,192.8

Total Proved	2,564.6	79.5	521.1	835.4	4,000.5

Totals may not add because of rounding.

(1)	Dry gas reserves are the dry, sweetened gas available for sale by Pemex Gas y Petroquímica Básica at the tailgate of the processing plants.

Crude oil, condensate, plant liquids, and barrels of oil equivalent (BOE) volumes are expressed in millions of barrels (MMBBL); a barrel is equivalent to 42 United States gallons. Dry gas volumes are expressed in millions of barrels of oil equivalent (MMBOE), determined using dry gas conversion factors provided by PEP.

When compared on a field-by-field basis, some of the estimates of PEP are greater and some are less than the estimates of Netherland, Sewell International, S. de R.L. de C.V. (NSI). However, in our opinion the estimates of PEP’s gross proved reserves shown herein are, in the aggregate, reasonable and have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). Additionally, these estimates are within the

1601 ELM STREET. SUITE 4500 • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX; 214-669-5411

recommended 10 percent tolerance threshold set forth in the SPE Standards. We are satisfied with the methods and procedures used by PEP in preparing the January 1, 2011, estimates of reserves, and we saw nothing of an unusual nature that would cause us to take exception with the estimates, in the aggregate, as prepared by PEP.

The estimates shown herein are for proved reserves. PEP’s estimates do not include probable or possible reserves that may exist for these properties. Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves included herein have not been adjusted for risk.

Oil and gas prices were used only to confirm economic producibility and determine economic limits for the properties. It is our understanding that prices used by PEP are based on the 12-month unweighted arithmetic average of first-day-of-the-month prices for each month in the period January through December 2010. All prices are held constant throughout the lives of the properties.

Operating costs and capital costs were used only to confirm economic producibility and determine economic limits for the properties. Operating costs used by PEP are based on historical operating expense records. These costs include district and regional overhead expenses along with costs incurred at the field level. No headquarters general and administrative overhead expenses of PEP or Petróleos Mexicanos are included. Operating costs are held constant throughout the lives of the properties. PEP’s estimates of capital costs are included as required for workovers, new development wells, and production equipment. The future capital costs are held constant to the date of expenditure.

The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible. Estimates of reserves may increase or decrease as a result of market conditions, future operations, changes in regulations, or actual reservoir performance. In addition to the primary economic assumptions discussed herein, estimates of PEP and NSI are based on certain assumptions including, but not limited to, that the properties will be developed consistent with current development plans, that the properties will be operated in a prudent manner, that no governmental regulations or controls will be put in place that would impact the ability of PEP to recover the reserves, and that projections of future production will prove consistent with actual performance. If the reserves are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts used to confirm economic producibility and determine economic limits for the properties. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing these estimates.

This audit was based on an independent reserves study of PEP’s oil and gas properties for 120 fields located in the Southern Region of Mexico. Our audit consisted primarily of substantive testing, wherein we conducted a detailed review of major properties making up approximately 93 percent of the company’s total proved reserves in the Southern Region of Mexico. In the conduct of our audit, we have not independently verified the accuracy and completeness of information and data furnished by PEP with respect to ownership interests, oil and gas production, well test data, historical costs of operation and development, product prices, or any agreements relating to current and future operations of the properties and sales of production. However, if in the course of our examination something came to our attention that brought into question the validity or sufficiency of any such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or had independently verified such information or data. Our audit did not include a review of PEP’s overall reserves management processes and practices.

We used standard engineering and geoscience methods, or a combination of methods, including performance analysis, volumetric analysis, analogy, and reservoir modeling, that we considered to be appropriate and necessary to establish the conclusions set forth herein. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

Supporting data documenting this audit, along with data provided by PEP, are on file in our office. The technical persons responsible for conducting this audit meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties nor are we employed on a contingent basis.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

	By:	/s/ Robert C. Barg
Robert C. Barg, P.E.
President

By:	By:
Dan Paul Smith, P.E 49093		Allen E. Evans, Jr., P.G. 1286
Senior Vice President		Vice President

Date Signed: February 1, 2011	Date Signed: February 1, 2011

DPS:ART